Brian S. Rosen, Esq. (BSR 0571)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorney for the Debtors and
  the Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - -X

         In re                     :
                                             Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C. :         96 B 42177 (JLG)
and 1290 ASSOCIATES, L.L.C.,                 96 B 42178 (JLG)
                                   :        (Jointly Administered)
                  Debtors.
- - - - - - - - - -- - - - - - - - X


                  SECOND TECHNICAL AMENDMENT TO SECOND AMENDED
                          JOINT PLAN OF REORGANIZATION
                      OF 237 PARK AVENUE ASSOCIATES, L.L.C.
                           AND 1290 ASSOCIATES, L.L.C.


     237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., debtors and debtors in possession in the above-captioned jointly administered chapter 11 cases, hereby submit the following technical amendment to the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated



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August 9, 1996, as technically amended on September 10, 1996 (the "Plan"):
1
                  1. Section 13.6(a) of the Plan is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

         "(a) Each holder of Existing Notes will surrender instruments representing such Existing Notes held by it to the Indenture Trustee in accordance with the instructions to be provided by the Indenture Trustee as soon as practicable after the
         Confirmation Date. Upon surrender of Existing Notes to the Indenture Trustee, on the Effective Date, such Existing Notes
         (x) shall be amended, restated and re-issued in reduced
         principal amount as the New Notes or (y) in the case of a Conventional Financing Alternative, endorsed by the Indenture Trustee, as attorney-in-fact for the Existing Noteholders, to the party providing the Conventional Financing Alternative in a reduced principal amount equal to the amount of such
         financing together with an assignment of the Indenture to such party. Any Existing Note not surrendered to the Indenture
         Trustee on or prior to the Effective Date shall be deemed as
         "lost Note" under the Indenture and the Debtors shall execute and the Indenture Trustee shall authenticate and deliver a substituted Existing Note therefor (and the Existing Note not surrendered shall no longer be deemed to be outstanding and all indebtedness which was evidenced by such Existing Note shall no longer be evidenced thereby and will be deemed
         evidenced instead by such substituted Existing Note) and, in the case of a Conventional Financing Alternative, the
         Indenture Trustee shall
--------
1 Unless otherwise defined herein, capitalized terms used in this Technical Amendment shall have the meaning ascribed to them in the Plan.



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          endorse such substituted Existing Note as aforesaid. The
          provisions of Article XX of the Plan shall be applicable to any substituted Existing Note issued as aforesaid and the same shall be deemed an Existing Note hereunder. The Debtors and the Indenture Trustee shall have no further obligation or liability to the holder of any Existing Note not surrendered except for the Indenture Trustee's obligations to such holder pursuant to Section 13.6(b) hereof. On and after the Effective Date, the Indenture Trustee shall make a distribution to holders of Existing Notes only if they have surrendered such instruments or such certificates in accordance with the instruction provided pursuant to this Section 13.6(a)."

     2. Section 13.6(c) of the Plan is hereby amended by deleting from the first sentence thereof the phrase "or is not deemed to have surrendered".

     3. Section 13.9 of the Plan is hereby amended by (a) deleting from such section "five hundred (500) shares" and inserting in lieu thereof "up to one thousand (1,000) shares" and (b) deleting from such section "fifty (50) Entities" and inserting in lieu thereof "up to one hundred (100) Entities".



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     4. The remainder of the terms and provisions of the Plan shall remain in full force and effect.

 Dated: New York, New York
        September 18, 1996

                                            Respectfully submitted,

                                            237 PARK AVENUE ASSOCIATES, L.L.C.
                                            By: O&Y NY Building Corp., its
                                                 Authorized Member


                                            By: /s/ John A. Moore
                                               Name:  John A. Moore
                                               Title: Authorized Representative


                                            1290 ASSOCIATES, L.L.C.
                                            By: O&Y NY Building Corp., its
                                                  Authorized Member


                                            By: /s/ John A. Moore
                                               Name:  John A. Moore
                                               Title: Authorized Representative


WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors in
  Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Brian S. Rosen, Esq. (BSR 0571)



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